SECURITIES PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made as of the 24 day of January, 2011 by and among Pimi Agro Cleantech, Inc., a Delaware corporation (the “Company”), and the investors set forth in Annex I attached hereto (each an "Investor" and collectively the “Investors”).

Recitals

A.

The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended; and

B.

The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, (i) up to an aggregate of 625,000 shares (the “Shares”), and (ii) warrants to purchase up to an aggregate of 625,000 shares of the Company’s common stock (the “Common Stock “), at an exercise price of $0.80 per share exercisable until December 31, 2012 in the form attached hereto as Exhibit A (the “Warrants”); and

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Definitions.  In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Investors Representative” means Mr. Schahar Dvash.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Person” means an individual, corporation, partnership, Limited Liability Company, trust, business trust, association, Joint Stock Company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Price” means Eighty Cents ($0.80).

“SEC” means the United States Securities and Exchange Commission.

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement and the Warrant.

“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.

Purchase and Sale of the Shares and Warrants.  Subject to the terms and conditions of this Agreement, following the Closing Date, the Company shall sell and issue to the Investors, up to 625,000 Shares, together with Warrants to purchase 625,000 Shares for an aggregate purchase price of up to $500,000 (the “Purchase Price”). The Purchase Price will be paid in US Dollars or in NIS calculated according to the Representative Rate of the US Dollar published by the Bank of Israel known at the time of the payment.

2.1

Allocation of Purchase Price. The Purchase Price shall be payable by the Investors pursuant to the following installments (collectively, the “Installments” or “Installment Payments”):

a.

$50,000 shall be payable upon the signing of this Agreement (the “First Installment”);

b.

$50,000.00 shall be payable on or before February 15, 2011 (the “Second Installment”);

c.

$50,000 shall be payable on or before March 15, 2011 (the “Third Installment”);

d.

$250,000 shall be payable on or before April 15, 2011 (the “Fourth Installment”); and

e.

$100,000 shall be payable on or before May 15, 2011 (the “Fifth Installment”), which  shall be paid by a check dated May 15, 2011, and which will be delivered to the Company together with, and at the time of, the Fourth Installment.

The Installment Payments and the Shares and Warrants to be issued pursuant to such Installment Payments shall be allocated among the Investors according to their respective percentages set forth in Annex I attached hereto.

Each Investor's obligation, to make any investment under this Agreement shall be several and not joint, except for the obligation to make the First Installment which shall be joint and several. In the event that any of the Investors shall elect not to participate, in whole or in part in any of the Installments, the remaining Investors shall have the right to invest such part of said Installment in his stead (the "Replacing Investor(s)"), and the relevant part of Shares and Warrant shall be issued to the Replacing Investor(s) accordingly. For the avoidance of doubt, the aforementioned reallocation of the Installments among the Investors shall not affect any of their rights that are subject to the aggregate Installments made by them.

Each Installment Payment shall be transferred to a trust account held by the Advocate Eitan Shmueli the Company legal Counsel and shall be released to the Company against delivery to the Investors of duly executed Share Certificates and Warrants relating the such Installment Payment.

2.2

Limitations on Investment. In the event the Investors fail to make timely Installment Payments pursuant to Section 2.1 above, (with five business days grace period) the Investors shall loose their rights to any subsequent installment investments under this Agreement. By way of example and for purposes of clarity, in the event the Investors timely complete the First Installment but fail to make the Second Installment of the Purchase Price on or prior to February 15, 2011 (with five business days grace period), the Investors shall loose their rights to any further Installments pursuant to the terms of this Agreement. By way of additional example, in the event the Investors timely complete the First Installment and the Second Installment, but fail to make the Third Installment on or prior to March 15, 2011 (with five business days grace period), the Investors shall loose their rights to any further investments in the Company pursuant to the terms of this Agreement.

For the avoidance of doubt, the Investors do not undertake and are not obliged to make any Installment Payments, except for the First Installment, and any failure to make such Installment Payments shall not constitute a breach by the Investors.

2.3

Right of First Refusal for Additional Investment During 2011.  If at any time from the Closing Date and until December 31, 2011 (the “Right of First Refusal Period”), the Company will decide to raise additional funds from third parties (except from its current shareholders) by selling  its securities, and provided that the Investors have made all the Installment Payments pursuant to Section 2.1 above, the Company shall send written notice (the “Offer”) to the Investors, and shall afford the Investors the right to  invest the required additional funds, or any part thereof, in the Company at the same terms as under this Securities Purchase Agreement (i.e. a price per share of $0.80 and 100% warrant coverage at the price of $0.80 until December 31, 2013) (the "Right of First Refusal"). If the Investors have not responded in writing to the Company within 10 days with respect to a particular Offer, and/or have not signed a definitive agreement for an additional investment within 20 days from the date of such Offer, the Company may proceed to raise capital from any third party upon any terms negotiated with such party.  For purposes of clarity, the Investors' Right of First Refusal shall apply to each and any fund raising by the Company until the end of the Right of First Refusal Period, but shall be limited to an aggregate amount of $500,000 to be invested by the Investors under this Right of First Refusal from time to time.

3.

Closing.  Upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Investors, the Company shall deliver to the Investors, the Shares and Warrants, registered in the name of the Investors, and the Investors shall cause the Purchase Price to be delivered to the Company as instructed in writing by the Company, in an amount representing the Purchase Price for the Shares and Warrants so purchased (the “Closing Date”). The closing of the purchase and sale of the Shares and Warrants shall take place at the offices of Sadot & Co. at 12 Abba Hillel St. Ramat-Gan or at such other location and on such other date as the Company and the Investors shall mutually agree.

Notwithstanding the above, upon the transfer of each Installment Payment the Company shall take all necessary corporate actions in order to execute Share Certificates and Warrants relating to such Installment Payment The Share certificate shall be delivered to the Investors within five (5) business days from each Closing purchased under the relevant closing.

4.

Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

4.1

Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties.

4.2

Authorization.  The Company has full power and authority and, has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities.

4.3

Valid Issuance.  The Shares, and upon the due exercise of the Warrants, the Warrant Shares, and any additional shares to be issued to the Investors pursuant to this Agreement, will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.  The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.

4.4

Ownership of Shares. A complete and correct list of the security holders of the Company (including, for the avoidance of doubt, all of the outstanding options, warrants and other rights to purchase shares of the Company's share capital) immediately prior to and immediately following the Closing is set forth in Schedule 4.4 attached hereto. Except as otherwise set forth in Schedule 4.4, the individuals and entities identified in Schedule 4.4 as the shareholders of the Company are the holders of record and the beneficial owners, of all of the issued and outstanding share capital of the Company and of all rights thereto, options to purchase, proxies, voting trust and other voting agreements, calls or commitments of every kind, and, except as set forth in Schedule 4.4, none of the said individuals or entities owns any other stock, options or other rights to subscribe for, purchase or acquire any share capital of the Company from the Company.

4.5

Intellectual Property.

(i) General. The Company (directly or through its Subsidiaries) owns or has the right to use pursuant to written license, sublicense, agreement, or permission, free and clear of any lien, third party rights and royalties, all patents, trademarks, service marks, trade names, mask works, and copyrights and all trade secrets, including know-how, inventions, designs, processes, computer programs, algorithms, firmware and technical data, concepts, techniques, methods, systems, drawings, photographs, models, prototypes, research materials, formulas, development or experimental work, work in progress, cost data, marketing plans, product plans, financial information, forecasts, personnel information and customer or supplier lists currently used and/or necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted (collectively: “Intellectual Property”). Each item of Intellectual Property owned or used by the Company or its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by the Company and its Subsidiaries on substantially the same terms and conditions immediately subsequent to the Closing hereunder. No other Intellectual Property of any kind required by the Company or its Subsidiaries to conduct their business, as currently conducted and as proposed to be conducted, is owned by a third party or would require the payment of any fee or royalty.

(ii) No Infringement. Neither the Company or its Subsidiaries have interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of any third party nor will the conducting by it of its business, or use of the Intellectual Property, as presently conducted and as proposed to be conducted interfere, infringe upon, misappropriate or otherwise come into conflict with any intellectual property rights of any third party;  (ii) neither the Company or its Subsidiaries have ever received any charge, complaint, claim, demand, or notice, alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company or its Subsidiaries must license or refrain from using any intellectual property rights of any third party) and there is no basis for such; and (iii) to the best of the Company’s knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property of the Company or its Subsidiaries.

(iii) Ownership of Intellectual Property. All of the Intellectual Property embodied in the Company's technology (or of its Subsidiaries), developed by or for the Company or its Subsidiaries and/or currently being developed by or for the Company or its Subsidiaries - is owned, or permitted to be used indefinitely, solely and exclusively by the Company or its Subsidiaries. Without derogating from the aforegoing the Company's Intellectual Property (or of its Subsidiaries) includes, inter alia, patents related to eco-friendly solutions for pre and post harvest treatments of all food commodities. Each of the employees of the Company and its Subsidiaries and other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed the Intellectual Property, have entered into written agreements with the Company or its Subsidiaries assigning to the Company or its Subsidiaries all rights in any and all Intellectual Property relating to the business of the Company or its Subsidiaries as developed in the course of their employment by or provision of services to the Company or its Subsidiaries.

(iv) Protection of IP Rights and Trade Secrets. The Company or its Subsidiaries take such action to maintain and protect each item of Intellectual Property that it owns or uses which actions are reasonable and customary in the industry in which the Company and its Subsidiaries operate. All the confidential information is being (and has been) continuously maintained in confidence by the Company and its Subsidiaries by taking reasonable precautions to protect and prevent its disclosure to unauthorized parties. The Company and its Subsidiaries have complied in all material respects with the requirements of, and has filed all material documentation required in dealing with, all Patent and Trademark Offices and any other patent registry agency in which its patent applications were filed, all patents (if any) and patent applications are in effect, and there is no claim which renders the inventions of the Company and its Subsidiaries referred to in the patents, patent applications and related documentation (if any) invalid in any manner.

4.6

Consents.  The execution, delivery and performance by the Company of the Transaction Documents, and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws, and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of the Investors set forth in Section 5 hereof, the Company has taken all action necessary to exempt the allocation to the Investors from U.S. registration requirements (i) the issuance and sale of the Securities, and (ii) the issuance of the Warrant Shares upon due exercise of the Warrants.

4.7

Use of Proceeds.  The net proceeds of the sale of the Shares and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes.

4.8

Financial Statements. The financial statements contained in the most recent SEC Filings (the "Financial Statements"): (i) have been prepared in accordance with US generally accepted accounting principles (“US GAAP”) applied on a consistent basis, (ii) are in accordance with the books and records of the Company and its Subsidiaries, and (iii) are true and correct in all material respects and present fairly the financial condition of the Company and its Subsidiaries at the date or dates therein indicated and the results of its operations and cash flows for the periods therein specified. All proper and necessary books of account and accounting records have been maintained by the Company and its Subsidiaries and are in their possession. Except as set forth in the Financial Statements, the Company and its Subsidiaries have no known or unknown liabilities, contingent or otherwise, other than: (i) liabilities incurred in the ordinary course of business subsequent to the period ended on the date of the Financial Statements, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under US GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company or its Subsidiaries. The Company and its Subsidiaries maintain a standard system of accounting established and administered in accordance with US GAAP.

4.9

No Material Adverse Change.  Since the date of the Financial Statements, and except as identified and described in the SEC Filings, there has not been:

(i)

any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s most recent quarterly Report on Form 10-Q, except for changes in the ordinary course of business which have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii)

any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii)

any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(iv)

any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to them;

(v)

any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(vi)

any change or amendment to the Company's Certificate of Incorporation or by-laws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(vii)

any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(viii)

any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(ix)

the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary; or

(x)

any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

4.10

SEC Filings. At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.11

No Conflict, Breach, Violation or Default.  The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

4.12

Litigation. Neither the Company or its Subsidiaries are: (i) subject to any outstanding injunction, judgment, order, decree, writ, stipulation, ruling, or charge of any court or any governmental agency or any arbitrator; or (ii) a party or is threatened to be made a party to any action, suit, proceeding, hearing, complaint, charge or investigation of, in, or before any court or quasi-judicial or administrative agency of any state, municipal, or foreign jurisdiction or before any arbitrator or other method of settling disputes or disagreements. The Company and its Subsidiaries do not know, anticipate, or have any basis to believe that any such action, suit, proceeding, hearing, complaint, charge or investigation may be brought or threatened against the Company or its Subsidiaries and the Company and its Subsidiaries do not intend to initiate any such action, suit, proceeding, hearing, complaint, charge or investigation. Without derogating from any of the foregoing, there is no action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of the employees of the Company or its Subsidiaries, their use in connection with the business of the Company and its Subsidiaries of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreement with prior employers.

4.13

Compliance with the Law and Other Instruments. To the best of their knowledge, the Company and its Subsidiaries have conducted their business in all material respects in accordance with all applicable laws of the countries in which they have conducted their business and there is no violation or default with respect to any law or judgment of any court or any governmental agency which could have a material adverse effect upon the assets or business of the Company and its Subsidiaries.  To the best of the knowledge of the Company and its Subsidiaries, there is no existing law, rule, regulation or order which would prohibit or restrict the Company or its Subsidiaries from, or otherwise materially adversely affect the Company or its Subsidiaries in conducting their business in any jurisdiction in which it is now conducting business or, in which they currently propose to conduct business.

4.14

Permits. The Company and its Subsidiaries have all franchises, permits, licenses, and any similar authority necessary for the conduct of their business as now being conducted and as proposed to be conducted, the lack of which could adversely affect the business, properties, prospects or financial condition of the Company and its Subsidiaries. The Company and its Subsidiaries are not in material default under any of such franchises, permits, licenses, or other similar authority.

4.15

Related-Party Transactions. Except as set forth in Schedule 4.15, none of the Company’s shareholders (owning in excess of ten (10%) percent of the Company’s currently outstanding common stock), officers or directors (i) own, directly or indirectly, any debt, equity or other interest or investment in any corporation, association or other entity which is a competitor, lessor, lessee, customer, supplier or advertiser of the Company or its Subsidiaries; (ii) has been involved in any business arrangement or relationship with the Company or its Subsidiaries, which is material to the Company, the Subsidiaries or their business; (iii) owes any amount to, or is owed any amount by the Company or its Subsidiaries;(iv) has any interest in or owns any property or right, including Intellectual Property, material to the Company or its Subsidiaries in the conduct of their business as presently conducted and as proposed to be conducted; (v) has lent or advanced any money to, or borrowed any money from, or guaranteed or otherwise become liable for any indebtedness or other obligations of the Company or its Subsidiaries; (vi) is a party to any contract, lease, agreement, arrangement or commitment, material to the Company or its Subsidiaries in their business as presently conducted and as proposed to be conducted; or (vii) received from or furnished to the Company or its Subsidiaries any goods or services (with or without consideration), material to the Company or its Subsidiaries in the conduct of its  business, since its  incorporation.

4.16

Employees. The Company and its Subsidiaries have complied in all material respects with all legal requirements relating to employment, wages, hours, benefits, pensions, the payment of social security and similar taxes. The Company and its Subsidiaries are not liable for the payment of any damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing legal requirements. No officer or key employee, nor any group of key employees, intends to terminate their employment with the Company or its Subsidiaries, nor does the Company or its Subsidiaries have a present intention to terminate the employment of any of the foregoing. The severance pay to the employees of the Company and its Subsidiaries is fully funded or provided for in the Financial Statements. All liabilities of the Company and its Subsidiaries in connection with its employees (excluding illness pay) were adequately accrued in the Financial Statements. None of the employees of the Subsidiaries or its Subsidiaries is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company and its Subsidiaries, or that would conflict with the business of the Company or its Subsidiaries.

4.17

Tax Matters. (a) Other than as disclosed in the Financial Statements, as of September 30, 2010, the Company and its Subsidiaries have no liability of any nature, accrued or contingent for taxes or any penalties, interest, and additions to taxes, other than liabilities for which full provision has been made in the Financial Statements for September 30, 2010. The Financial Statements for September 30, 2010 make full provisions for all taxation for which the Company and its Subsidiaries were then or thereafter became or may hereafter become liable or accountable in respect of or by reference to any income, profit, receipt, gain, transaction, agreement, distribution or event which was earned, accrued, received, or realized, entered into, paid, made or accrued on or before the date of the Financial Statements. The Company and its Subsidiaries have paid or fully provided in their books of account for all taxation for which it has or may hereafter become liable or accountable in the period from the date of its incorporation; (b) the Company and its Subsidiaries have at all times and within the requisite time limits, fully and accurately observed, performed and complied with all obligations and conditions imposed on them, or to which any claim deduction, allowance or relief made, claimed by or afforded to it was made subject under any legislation relating to taxation; (c) the Company and its Subsidiaries are not aware of any circumstances which will or may, whether by lapse of time or the issue of any notice of assessment or otherwise, give rise to any dispute with any relevant taxation authority in relation to its liability or accountability for taxation, any claim made by them, any relief, deduction, or allowance afforded to them, or in relation to the status or character of the Company or its Subsidiaries under or for the purpose of any provision of any legislation relating to taxation; (d) the Company and its Subsidiaries have never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge; (e) none of the income tax returns of the Company or its Subsidiaries have ever been audited by governmental authorities. Since the date of the Financial Statements, the Company and its Subsidiaries have not incurred any taxes, assessments or governmental charges other than in the ordinary course of business; (f) the Company and its Subsidiaries have withheld or collected from each payment made to each of its employees, the amount of all taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

4.18

No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.19

No Integrated Offering.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

4.20

Private Placement.  The offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

5.

Representations and Warranties of the Investors.  Each Investor hereby, severally and not jointly, represents and warrants to the Company that:

5.1

Requisite Power.  The Investor has all requisite power and authority to invest in the Securities pursuant to this Agreement.

5.2

Authorization.  The execution, delivery and performance by the Investor of the Transaction Documents to which the Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3

Purchase Entirely for Own Account.  The Securities to be received by the Investor hereunder will be acquired for the Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to the Investor's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Securities for any period of time. The Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4

Investment Experience.  The Investor acknowledges that it can bear the economic risk and complete loss of his investment in the Securities and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5

Disclosure of Information.  The Investor has had an opportunity to receive all information related to the Company requested by him and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities.  The Investor acknowledges receipt of copies of the SEC Filings.  Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6

Restricted Securities.  The Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7

Legends.  It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a)

“The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

(b)

If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.8

Accredited Investors.  Each Investor is an accredited Investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

5.9

No General Solicitation.  The Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

6.  Conditions to Closing.

6.1

Conditions to the Investors’ Obligations. The obligation of the Investors to purchase the Shares and Warrants at Closing is subject to the fulfillment to the Investors’ satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investors:

(a)

The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.  The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

(b)

The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities, and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)

No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(d)

The Company shall have delivered to the Investors a legal opinion of its U.S. legal counsel, in a form satisfactory to the Investors, confirming the validity of the transaction contemplated under this Agreement, including, inter alia, with respect to the gradual issuance of shares according to the Installment Payments made by the Investors.

6.2

Conditions to Obligations of the Company . The Company's obligation to sell and issue the Shares and the Warrants at the Closing Date is subject to the fulfillment to the satisfaction of the Company, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Company:

(a)

The representations and warranties made by the Investors in Section 5 hereof (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.  The Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date.

(c)

The Investors shall have delivered the First Installment of the Purchase Price to the Company in the form of a bank check or money order of good and lawful money.

7.

Covenants and Agreements of the Company .

7.1

No Conflicting Agreements.  The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.2

Compliance with Laws.  The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

7.3

Removal of Legends.  Upon Rule 144 becoming available the Company shall, upon an Investors’ written request, promptly cause certificates evidencing the Investors’ Securities to be replaced with certificates which do not bear such restrictive legends, and Warrant Shares subsequently issued upon due exercise of the Warrants shall not bear such restrictive legends provided the provisions of above are satisfied with respect to such Warrant Shares.

8.

Other Company Limitations. Following payment of the First Installment the Company shall not pay, directly or indirectly, any management fee and/or consulting fee (“Affiliate Shareholder Fees”) (except for fees in connection with actual employment by the Company or consulting to the Company) to any of its shareholders and/or their family members, associates or assigns. The aforesaid restriction shall remain in force so long as the Investors duly make the Installment Payments, and upon completion of the Installment Payments the restriction shall remain in force for so long the Investors hold collectively (for this purpose together with any Affiliates of the Investors) at least Five Percent (5%) of the then outstanding common stock of the Company. For purposes of clarity, the above restriction shall not apply to payment of reasonable remuneration and/or salaries or consulting fee to the Company's directors, officers and/or shareholders who are actually employed by the Company or give services to the Company or consulting to the company.

9.

Investors’ Board of Director Rights.

9.1

Board Observer. Following payment of the First Installment, the Investors Representative shall have the right to nominate an individual who shall be permitted to attend and observe (the "Observer") meetings of the Company’s Board of Directors (the “Board”) . The Investors Representative's right to appoint the Observer shall remain in effect so long as the Investors duly make the Installment Payments, and upon completion of the Installment Payments the right to appoint the Observer shall further remain in effect for so long the Investors hold collectively (for this purpose together with any Affiliates of the Investors) at least Five Percent (5%) of the then outstanding common stock of the Company . Except as set forth herein, the Observer shall not have, nor be afforded, any rights or privileges of a duly elected Board member.  Notwithstanding the aforementioned, the Observer shall be afforded an opportunity (i) to receive prior notice of any scheduled Board meetings, (ii) to receive information disseminated to the Board prior to any Board meetings, and (iii) to participate in any discussions held at Board meetings (which shall be duly recorded in the Company’s minutes). The Observer shall be subject to any rules and regulations of a person holding material, non-public information of the Company.

9.2

Nomination of a Board Member. Notwithstanding anything to the contrary in this Agreement, in the event (i) the Investors make an aggregate investment in the Company exceeding the Purchase Price (i.e. in excess of $500,000) on or prior to December 31, 2011, and (ii) the Investors beneficially hold (for this purpose together with any Affiliates of the Investors) at least Ten percent (10%) of the Company’s outstanding Common Stock on or prior to December 31, 2011, then the Investors Representative shall have the right to appoint one (1) director to the Company’s Board of Directors (the “Board Candidate”). The Board shall have the right to object to the appointment of the proposed Board Candidate solely on the ground that such proposed Board Candidate does not have the required experience to serve as a member of the Board.

10.

Survival and Indemnification.

10.1  Survival.  The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

10.2  Indemnification.  The Company agrees to indemnify and hold harmless the Investors and their Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

10.3  Conduct of Indemnification Proceedings.  Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

11.

Miscellaneous.

11.1

Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that each Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company, after notice duly given by such Investor to the Company.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11.2

Counterparts; Faxes.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile, which shall be deemed an original.

11.3

Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.4

Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier.  All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Mr. Youval Saly

269 South Beverly Drive suite 1091

Beverly Hills California 90212

With a copy to:

SHIBOLETH LLP

1 Penn Plaza

New York, New York 10119

Attention:  Jonathan R. Shechter, Esq.

Fax:  (212) 244-4111

If to the Investors:

[___________________ ]

Attention:  [__________]

Fax:

[_____________]

Any notices or instructions to be given by or to the Investors with respect to Investors rights under this Agreement, shall be given by or to (as applicable) the Investors Representative, including, without limitation, any notice with respect to the appointment of the Observer and the Board Candidate.

11.5

Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith.  In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

Any expenses to be borne by the Investors shall be allocated among them on a pro-rata basis according to their respective percentages set forth in Annex I.

11.6

Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

11.7

Publicity.  Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.  By 8:30 a.m. (New York City time) on the trading day immediately following the Closing Date, the Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement.  No later than the third trading day following the Closing Date, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents.  In addition, the Company will make such other filings and notices in the manner and time required by the SEC.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC (other than the

Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the 1934 Act) or any regulatory agency or Nasdaq, without the prior written consent of such Investor, except to the extent such disclosure is required by law or trading market regulations, in which case the Company shall provide such Investor with prior notice of such disclosure.

11.8

Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

11.9

Entire Agreement.  This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

11.10

Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

11.11

Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Courts for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:

PIMI AGRO CLEANTECH, INC. By: __________________ Name: Youval Saly Title: Chief Executive Officer

The Investors:

1.

Shachar Dvash Israeli ID 5623117-8

Of 49 Tagor Neve Avivim Tel-Aviv

By: ______________________

Aggregate Purchase Price:  $150,000

Number of Warrants:  187,500

2.

Shabtai Shabtai Israeli ID 53240990 of 22 Shoham St. Neve Monoson Yehud. (or a company under the joint control of Mr. Shabtai and Mr. Arama).

By: ______________________

Aggregate Purchase Price:  $175,000

Number of Warrants:  218,750

3.

Moshe Arama Israeli ID 54765037 of 14 Shderot Michael Neeman, Tel-Aviv (or a company under the joint control of Mr. Shabtai and Mr. Arama).

By: ______________________

Aggregate Purchase Price:  $175,000

Number of Warrants:  218,750

ANNEX I

NAME	RESPECTIVE PERCENTAGES
Shachar Dvash	30%
Shabtai Shabtai	35%
Moshe Arama	35%